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                                                                    EXHIBIT 21.1

                              TRIPATH IMAGING, INC.

                              LIST OF SUBSIDIARIES

                                         STATE OR JURISDICTION OF INCORPORATION
NAME OF SUBSIDIARY                       OR ORGANIZATION
------------------                       --------------------------------------
TriPath Oncology, Inc.                   Delaware
AutoCyte  NC, LLC                        North Carolina
AutoCyte Australia Pty Ltd               Australia
Cell Analysis Systems, Inc.              Illinois
TriPath Imaging Europe bvba              Belgium